Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2022, in Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-259954) and related Prospectus of SomaLogic, Inc.

/s/ Ernst & Young LLP

Denver, Colorado

September 23, 2022